CORPORATE VISION, INC.


April 24, 1997


Dear CVI Stockholder:

   On behalf of the Board of Directors, it is a pleasure to invite you to attend the 1997 Annual Meeting of Stockholders on May 28, 1997 in Tulsa, Oklahoma.

Business matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of the Annual Meeting and Proxy Statement. Members of management will report on the Company's operations, followed by a period for questions and discussion.

We hope you can attend the meeting. Regardless of the number of shares you own, your vote is very important. Please ensure that your shares will be represented at the meeting by signing and returning your proxy now, even if you plan to attend the meeting.

Thank you for your continued support of the Company.


Sincerely,

/s/ SHERYL D. MABIE
------------------------------
Sheryl D. Mabie
Chairman of the Board



      PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                             CORPORATE VISION, INC.

               PROXY - ANNUAL MEETING OF STOCKHOLDERS - MAY 28, 1997
                 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Corporate Vision, Inc. (the "Company") hereby constitutes and appoints Sheryl D. Mabie and Rhonda R. Vincent, and anyone or more of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the under-signed, to vote at the Annual Meeting of Stockholders of the Company to be held in the corporate office of the Company at 8908 South Yale Avenue, Suite 360, Tulsa, Oklahoma, 74137, on Wednesday, May 28, 1997 at 10:00 A.M. (local time), and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present for the following purposes:

                                                             (Check One)
                                                      FOR   AGAINST   ABSTAIN

ITEM 1: To elect the following five nominees as
        directors of the Company to serve until
        the next Annual Meeting of Stockholders:
            Sheryl D. Mabie                          (  )     (  )     (  )
            Rhonda R. Vincent                        (  )     (  )     (  )
            Jack L. Arnold                           (  )     (  )     (  )
            Peter R. Ramsaroop                       (  )     (  )     (  )
            Arthur J. Walsh                          (  )     (  )     (  )

ITEM 2: To ratify the appointment of Cross &
        Robinson as independent auditors for
        the fiscal year ending December 31, 1997;    (  )     (  )     (  )

ITEM 3: To grant authority to the Board of
        Directors to change the name of the
        Company by amending the Company's
        Certificate of Incorporation                 (  )     (  )     (  )

ITEM 4: To increase the authorized number of
        shares of Common Stock from 20,000,000
        to 100,000,000 by amending the Company's
        Certificate of Incorporation                 (  )     (  )     (  )

ITEM 5: To increase the number of shares
        reserved for issuance under the Company's
        Stock Option Plan from 2,000,000 to
        6,000,000                                    (  )     (  )     (  )

ITEM 6: In their discretion, on such other matters as may properly come before the meeting or any adjournments thereof; all as more particularly described in the Company's
        Proxy Statement dated May 9, 1997,
        relating to such meeting, receipt of which is hereby acknowledged.

Every properly signed proxy will be voted in accordance with the specifica-tions made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE
VOTED FOR EACH ITEM LISTED ABOVE. All prior proxies are hereby revoked. This Proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business. Receipt is hereby acknowledged of the Notice of Special Meeting and Proxy Statement.

                     (LABEL CONTAINING NAME, ADDRESS
                     AND NUMBER OF SHARES GOES HERE)


____________________________________        _________________________________
Signature                                   Signature (if jointly held)

____________________________________        _________________________________
Print Name                                  Print Name

____________________________________        _________________________________
Dated                                       Dated

   (Please sign exactly as name appears hereon.  When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. For joint accounts, each joint owner should sign.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED
                                ENVELOPE.

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be Held May 28, 1997
                                   10:00 A.M.

                           CORPORATE VISION, INC.
                     8908 South Yale Avenue, Suite 360
                           Tulsa, Oklahoma  74137

To the Stockholders of Corporate Vision, Inc.

The annual meeting of stockholders of Corporate Vision, Inc., an Oklahoma corporation (the "Company"), will take place at the Company's offices, 8908 South Yale Avenue, Suite 360, Tulsa, Oklahoma, on Wednesday, May 28, 1997 at 10:00 A.M. (local time) for the following purposes:

(1)	To elect five directors to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified;

(2)	To ratify the appointment of Cross & Robinson as independent auditors for the fiscal year ending December 31, 1997;

(3)	To consider and act upon a proposal granting authority to the Board of
    Directors to change the name of the Company by amending the Company's Certificate of Incorporation;

(4)	To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of common stock from 20,000,000 to 100,000,000;

(5)	To approve an amendment to the CVI Stock Option Plan to increase the number of shares reserved from 2,000,000 to 6,000,000; and

(6)	To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed April 30, 1997 as the record date for determining stockholders entitled to notice of and to vote at the meeting. A list of those stockholders will be open for examination at the offices of the Company for a period of ten days prior to the meeting and also will be available for inspection at the meeting.

Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States.

                                   							BY ORDER OF THE BOARD OF DIRECTORS

					                                     /s/  RHONDA R. VINCENT
                                          ----------------------------------
                                   							Rhonda R. Vincent
May 9, 1997			                         			Secretary

                           CORPORATE VISION, INC.
                              PROXY STATEMENT

                       ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on May 28, 1997


                            GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Corporate Vision, Inc. ("CVI" or "the Company") for use at the Annual Meeting of Stockholders to be held May 28, 1997, 10:00 a.m. local time, at 8908 South Yale Avenue, Suite 360, Tulsa, Oklahoma, 74137, or any adjournments thereof (the "Annual Meeting") for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. On April 30, 1997, the record date for determination of stockholders of the Company entitled to vote at the Annual Meeting (the "Record Date"), there were 12,620,638 shares of the Company's common stock outstanding (the "Common Stock"), each share of which entitles the holder thereof to one vote on all matters. The holders of a majority of the Common Stock present in person or represented by proxy will constitute a quorum for transaction of business at the Annual Meeting.

This Proxy Statement and the Form of Proxy will be sent to the Company's stockholders on or about May 9, 1997.

You may revoke your proxy at any time before it is voted by executing and filing with the Company a revocation of your proxy, a subsequently dated proxy, or by voting in person at the Annual Meeting. Shares represented by properly executed proxies will be voted at the Annual Meeting as specified, unless such proxies are subsequently revoked as provided above. If no choice is specified on a valid, unrevoked proxy, the shares will be voted as recommended by the Board. Proxies will also authorize the shares represented thereby to be voted on any matters not known as of the date of this Proxy Statement that may properly be presented for action at the Annual Meeting.


                         ITEM 1. ELECTION OF DIRECTORS

The Bylaws of the Company provide that its Board of Directors shall consist of not less than one (1) nor more than seven (7) members as fixed by resolution of its Board of Directors or shareholders. The Board of Directors has determined that the full Board shall consist of five directors. Directors are elected each year for one-year terms. The stockholders will elect five directors for the coming year.

The Board has nominated the current directors, Sheryl D. Mabie, Rhonda R. Vincent, Jack L. Arnold, Peter R. Ramsaroop, and Arthur J. Walsh for election at the Annual Meeting for a term expiring at the 1998 Annual Meeting, and until their successors are elected. Each such person presently serves as directors of the Company and has agreed to serve, if elected. If any nominee should refuse or be unable to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors to replace the nominee, but management of the Company has no knowledge that any nominee will refuse or be unable to serve.

At the Annual Meeting, the shares of Common Stock represented by proxies will be voted in favor of (unless otherwise directed) the election of the nominees named below. While it is not anticipated, if any nominee is unable or should decline to serve as a director at the date of the Annual Meeting, such proxies will be voted for persons proposed by the Board.

     Nominees for Election as Directors to Serve Until Next Annual Meeting


Name and Age              Business Experience During Past Five       Director
                          Years and Other Information                   Since
-----------------------------------------------------------------------------

Sheryl D. Mabie, 48       Chairman of the Board, President and           1990
                          Chief Executive Officer of the Company
                          since 1990.


Rhonda R. Vincent, CPA,   Vice President, Treasurer, Secretary and       1994
33                        Chief Financial Officer of the Company
                          since 1994. Ms. Vincent's previous
                          experience includes five years with CIS
                          Technologies, Inc., and two years with
                          Coopers & Lybrand.


Jack L. Arnold, R.Ph.,    President of Innovadent, Inc., a dental        1995
55                        product development company, since 1990.
                          Mr. Arnold's previous experience includes
                          25 years as a practicing pharmacist and
                          inventor of patented dental devices.


Peter R. Ramsaroop, 35    Senior Director at UltraLink, LLC, a           1995
                          healthcare management company, since 1997.
                          As a Captain in the United States Air Force
                          Mr. Ramsaroop was assigned as the Managed
                          Care Policy Officer with the Office of the Surgeon General in Washington, D.C. from
                          1994 to 1997.  Mr.Ramsaroop's previous
                          experience includes one year as an
                          Education with Industry Health Policy
                          Fellow assigned to CIS Technologies, Inc.
                          and three years as Chief Financial Officer for Scott Medical Center.


Arthur J. Walsh, 63       President and Founder of The Essex Group,     1995
                          a business consulting company, since 1992.
                          From 1983 to 1992, President and Chief
                          Operating Officer of Burtek, Inc., a major subsidiary of Thomson-CSF of France, a $7 billion global electronics company.


With the exception of Ms. Mabie and Ms. Vincent, none of the directors are, or have been employed by the Company. There are no family relationships between any directors or executive officers.

The election of the nominees requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon.

The business of the Company is managed under the direction of the Board. The Board presently consists of five directors, three of which are outside members and two of which are officers of the Company. The Board members will serve until their successors are elected at the 1997 Annual Meeting, unless they earlier resign or are removed as provided in the Bylaws.

During the year 1996 the Board met twice. The first meeting was attended by all five directors and the second meeting was attended by all directors except for Mr. Ramsaroop.

In connection with their service on the Board, each director, including the employee directors, was granted during the year 1996 options to purchase 35,000 shares of the Company's common stock at an exercise price of $0.6250 per share, pursuant to the Company's Stock Option Plan. The options were all unexercised as of December 31, 1996 and expire on May 22, 2001. The Directors were not reimbursed by the Company for the costs of their attendance at the board meetings held during the year 1996.

At present, the Board of Directors has no standing committees. The Board may, at its discretion, designate one or more standing committees as are necessary in the future to help manage the business and affairs of the Company.

       The Board unanimously recommends a vote FOR the election of each of the nominees listed above.


         SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following tables show beneficial ownership as of December 31, 1996 of the Company's Common Stock by, (i) each person known by the Company to beneficially own more than 5% of the Company's Common Stock; (ii) each of the Company's directors; (iii) each named executive officer of the Company; and (iv) all directors and executive officers as a group:

Name and Address of          Relationship to    Shares Owned        Percent of
 Beneficial Owner              Registrant       Beneficially        Class<F5>
------------------------------------------------------------------------------

Sheryl D. Mabie              Chairman and       2,065,000<F1><F2>      16.0%
C/O Corporate Vision, Inc.   Chief Executive
8908 South Yale, Suite 360   Officer
Tulsa, OK  74137


Rhonda R. Vincent            Secretary,         535,000<F1><F2>         4.1%
C/O Corporate Vision, Inc.   Treasurer, and
8908 South Yale, Suite 360   Director
Tulsa, OK  74137


Jack L. Arnold, R.Ph.        Director           108,850<F3>            <F4>
C/O Corporate Vision, Inc.
8908 South Yale, Suite 360
Tulsa, OK  74137


Peter R. Ramsaroop           Director           85,000<F3>             <F4>
C/O Corporate Vision, Inc.
8908 South Yale, Suite 360
Tulsa, OK  74137


Arthur J. Walsh              Director           70,000<F3>             <F4>
C/O Corporate Vision, Inc.
8908 South Yale, Suite 360
Tulsa, OK  74137

Name and Address of         Relationship to     Shares Owned       Percent of
 Beneficial Owner             Registrant        Beneficially          Class
------------------------------------------------------------------------------

Robert H. Lewis             Beneficial Owner    1,154,250              9.1%
Route 7 Woodrock Road
Barrington Hills, IL  60010


Richard L. Christensen      Beneficial Owner    985,500                7.8%
303 West Madison
Chicago, IL  60045


Directors and Executive                         2,863,850             21.4%
Officers as a Group
(5 persons)



<F1>  Includes 170,000 shares subject to options which are currently exercisable.
<F2>  Includes 180,000 shares of CVI Common Stock owned by Investor Relations
      Corporation, which is owned by Rhonda R. Vincent and Gifford M. Mabie (spouse of Sheryl D. Mabie). By virtue of their relationship to IRC, Rhonda R. Vincent and Sheryl D. Mabie may each be deemed the beneficial owners of 90,000 additional shares of Common Stock, although they disclaim such beneficial ownership.
<F3> 	Includes 70,000 shares subject to options which are currently exercisable.
<F4> 	Represents less than 1% of the sum of the 12,620,638 outstanding Common
      Shares plus the number of options exercisable by the officer, director, or beneficial owner, if applicable, as of the date of record .
<F5>  Percent of class is calculated by dividing the shares owned beneficially by the sum of the total outstanding Common Shares plus the number of options exercisable by the officer, director, or beneficial owner, if applicable.


                              EXECUTIVE COMPENSATION

The table below shows information concerning the annual and long-term compensation for services in all capacities to the Company earned in excess of $100,000 during the year ended December 31, 1996 for the Chief Executive Officer and other executive officers of the Company:

                               Summary Compensation


                                                       Long Term
                                                    Compensation
                       Annual Compensation                Awards
                                                      Securities     All Other
Name              Year      Salary        Bonus       Underlying  Compensation
                                                  Stock Options/
                                                         SARs(#)
------------------------------------------------------------------------------

Sheryl D. Mabie   1996       -0-            -0-           35,000

                  1995<F1>   $78,000<F2>   $-0-          135,000<F3>     $-0-


<F1>   Information with respect to fiscal years prior to 1995 is not required as the Company was not a reporting company pursuant to Section 13(a) or 15(d) ofthe Securities Exchange Act of 1940 ("Exchange Act").
<F2>  	Payment of salary has been deferred until such time as the Company has sufficient capital to commence such payment.
<F3>  	The stock options were granted pursuant to the Company's Employee Stock
       Option Plan ("ESOP") and the Stock Option Plan ("SOP").

The following table provides information regarding stock options granted to the Chief Executive Officer during 1996:

                            Number of   Percent of Total
                           Securities    Options Granted
                           Underlying    to Employees in  Exercise  Expiration
Name                  Options Granted        Fiscal Year     Price        Date
------------------------------------------------------------------------------

Sheryl D. Mabie          35,000<F1>               45%        $0.63   5/22/2001


<F1>  Represents options granted to purchase 35,000 shares of the Company's voting Common Stock, $0.01 par value, (the "Common Stock") under the Company's Stock Option Plan ("SOP"). Options under the SOP may be granted at such times, in such amounts, and to such individuals as are selected by the Board of Directors. The exercise price of the options granted under the SOP is set by the Board of Directors on the date of grant, depending on whether the options granted are "Incentive Options" or "Non-Qualified Options." Options granted to Ms. Mabie under the SOP during 1995 were Non-Qualified Options.

The following table shows stock options exercised by the Chief Executive Officer during 1996, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1996. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of Common Stock:


        Shares               Number of Securities      Value of Unexercised
      Acquired              Underlying Unexercised     In-The-Money Options
            on             Options at Year End (#)     at Year End ($)<F1>
      Exercise     Value
Name       (#)  Realized  Exercisable Unexercisable Exercisable Unexercisable
-----------------------------------------------------------------------------
Sheryl
D. Mabie   -0-     n/a    170,000<F2>      -0-       $3,150         -0-


<F1>  The average of the bid and asked price of the Company's Common Stock on the OTC Bulletin Board automated quote system at the fiscal year ended December 31, 1996 was $0.34 per share.

<F2>  Such unexercised options at December 31, 1996 consist of 35,000 options granted during 1996 at an exercise price of $0.625 per share, 35,000 options granted during 1995 at an exercise price of $0.25 per share, and 100,000 options granted during 1995 at an exercise price of $0.50 per share. For purposes of calculating the value of unexercised "in-the-money" options at December 31, 1996, only the 35,000 options granted during 1995 at an exercise price of $0.25 were used. All other exercisable options were priced in excess of the $0.34 per share price of CVI Common Stock at December 31, 1996.


                           RELATED PARTY TRANSACTIONS

Described below are the transactions, or series of similar transactions, in excess of $60,000 involving the Company and its officers or directors:

During the year ended December 31, 1996:
Sheryl Mabie, President and CEO, loaned the Company, from time to time, a total of $38,307 to cover certain operating expenses incurred during 1996. During 1996, the Company repaid a total of $110,693 in notes payable to Ms. Mabie. In addition, the Company further reduced the notes payable to Ms. Mabie by exchanging a vehicle, which had a net book value of $6,606. The outstanding notes payable balance of $43,520 accrues interest at a rate of 10% per year and is payable upon demand.

In December, 1994, the Company retained Investor Relations Corporation ("IRC") to provide certain consulting, investor relations and corporate communication services. IRC is owned 50% by Rhonda Vincent, Vice President, Secretary, Treasurer and Chief Financial Officer of the Company and 50% by Gifford Mabie, spouse of Sheryl Mabie, President and CEO of the Company. During 1996, the Company paid IRC a total of $94,800 to provide certain services related to the acquisition of Texas Video and Post, Inc. and the financing of the Company.

During the year ended December 31, 1995:
Sheryl Mabie, President and Chief Executive Officer, loaned the Company, from time to time during 1995, a total of $90,611 to cover certain operating expenses. During 1995, the Company repaid Ms. Mabie $62,063 of principal and no accrued interest, of which $46,109 related to amounts advanced during 1995 for operating expenses and $15,954 related to amounts advanced during 1994 for operating expenses. The outstanding principal balance of unpaid advances due to Ms. Mabie was $44,512 at year end and which accrued interest at a rate of 10% per year. Such amount is included in the indebtedness outstanding of $122,512 payable to Ms. Mabie at the end of 1995.

During 1995, the Company paid $107,137 in consulting fees and $44,363 in expense reimbursements to IRC. Of the fees and expenses, $80,500 were related to the purchase of and subsequent merger with Trident Enterprises, Inc.; $52,250 were related to the negotiation and execution of letters of intent to acquire two additional companies, and $18,750 were related to other financing activities.


     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who beneficially own more than ten percent of a registered class of the company's equity securities, to file initial reports of securities ownership of the Company and reports of changes in ownership of equity securities of the Company with the Securities and Exchange Commission ("SEC"). Such persons also are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, during the fiscal year ended December 31, 1996, the Company's officers and directors complied with all applicable Section 16(a) filing requirements. These statements are based solely on a review of the copies of such reports furnished to the Company by its officers and directors and their written representations that such reports accurately reflect all reportable transactions.


                    REPORT OF THE BOARD OF DIRECTORS

The Board of Directors, which consists of five directors, three of which are outside members and two of which are officers of the Company, establishes the general compensation policies of the Company and the compensation plans and specific compensation levels for executive officers. The Company does not have a separate Compensation Committee of its Board of Directors.

The Company's objective is to ensure that executive compensation be directly linked to ongoing improvement in corporate performance and increasing shareholder value. The following objectives are guidelines for compensation decisions:

Job Classification. The Company assigns a job grade to each salaries position, and each job grade has a salary range which is based on national salary surveys. These salary ranges are reviewed annually to determine parity with national compensation trends, and to ensure that the Company maintains a competitive compensation structure.

Competitive Salary Base. Actual salaries are based on individual performance contributions within a competitive salary range for each position established through job evaluation and market comparisons. The salary of each corporate officer is reviewed annually by the Board.

Stock Option Programs. The purposes of the Company's ESOP and SOP are to provide additional incentives to employees to work to maximize shareholder value. The ESOP is open to all full-time employees of the Company and the SOP is open to participation by key employees and other persons as determined by the Board, based upon a subjective evaluation of the key employee's ability to influence the Company's long-term growth and profitability. Stock options under the ESOP may granted at the current market price at the time of the grant or under the SOP at prices as determined by the Board.

With specific reference to the Chief Executive Officer, the Board attempts to exercise great latitude in setting salary and bonus levels and granting stock options. Philosophically, the Board attempts to relate executive compensation to those variables over which the individual executive generally has control. The Chief Executive Officer has the primary responsibility for improving shareholder value for the whole Company. Therefore, the Board deemed it appropriate to relate a material part of Ms. Mabie's compensation specifically to this objective through the grant of stock options during 1996.

The Board believes that its objectives of linking executive compensation to corporate performance results in alignment of compensation with corporate goals and shareholder interest. When performance goals are met or exceeded, shareholders' value is increased and executives are rewarded commensurately. The Board believes that compensation levels during 1996 adequately reflect the Company's compensation goals and policies.

In 1993, the Internal Revenue Code was amended to add section 162(m), which generally disallows a tax deduction for compensation paid to a company's senior executive officers in excess of $1 million per person in any year. Excluded from the $1 million limitation is compensation which meets pre-established performance criteria or results from the exercise of stock options which meet certain criteria. While the Company generally intends to qualify payment of compensation under section 162(m), the Company reserves the right to pay compensation to its executives from time to time that may not be tax deductible.


                ITEM 2.  RATIFICATION OF INDEPENDENT AUDITORS

Cross & Robinson, Certified Public Accountants, audited the Company's financial statements for the fiscal year ended December 31, 1996, and the Board of Directors has appointed that firm to audit the financial statements of the Company for the year ended December 31, 1997. The Board wishes to obtain from the stockholders a ratification of the Board's action in appointing Cross & Robinson, and such ratification requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. The engagement of Cross & Robinson for audit services has been approved by the Board. Representatives from Cross & Robinson are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so. These representatives will also be available to respond to appropriate questions.

In the event the appointment of Cross & Robinson, as independent auditors for fiscal year 1997 is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board to select other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year 1997 will be permitted to stand unless the Board finds other good reason for making a change.

              The Board unanimously recommends a vote FOR Item 2.


         ITEM 3. AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES

On April 22, 1997, the Board of Directors of the Company unanimously voted to recommend to the stockholders that the Company's Restated Certificate of Incorporation (the "Certificate") be amended to increase the authorized number of shares of Common Stock, $0.01 par value, from 20,000,000 to 100,000,000 shares.

The Company is presently authorized to issue 20,000,000 shares of Common Stock, of which 12,620,638 were issued and outstanding at March 31, 1997, The 80,000,000 additional shares of Common Stock for which authorization is sought would have the same rights and privileges as the Common Stock presently outstanding. Holders of Common Stock have no preemptive rights to subscribe for any additional Common Stock of the Company.

The Board believes that it is desirable to have additional authorized shares of Common Stock available for acquisition transactions, employee benefit programs, and for other general corporate purposes. The Company presently has plans to issue additional stock in connection with its financing and acquisition activities, however, the amount of stock to be issued can not be quantified at this time. If the amendment is approved, the additional shares would be available for issuance without further action by the stockholders, unless such action is required by applicable law or any stock exchange or other quotation system on which the Company's securities may be listed or quoted in future.

Under Oklahoma law, stockholders are not entitled to dissenter's rights with respect to the proposed amendment to the Company's Certificate.

             The Board unanimously recommends a vote FOR Item 3.


             ITEM 4.  AMENDMENT TO CHANGE THE NAME OF THE COMPANY

On April 22, 1997, the Board of Directors of the Company unanimously voted to recommend to the stockholders that the Company's Certificate be amended to change the name of the Company to a name to be determined by management and the Board, in their sole discretion. In light of the Company's plan of operations and business strategy of acquiring other companies which serve diverse markets, the Board believes that the Company's current name should be changed to a name that reflects such plan of operations and business strategy.

               The Board unanimously recommends a vote FOR Item 4.


  ITEM 5. AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE FROM 2,000,000 TO 6,000,000

In September 1993, the Board of Directors adopted the Company's Stock Option Plan (the "Plan") which was approved by the Company's stockholders in September 1993. A maximum of 2,000,000 shares of Common Stock are currently reserved for issuance under the Plan. On April 22, 1997, the Board approved an amendment (the "Amendment") to the Plan to increase the number of shares of Common Stock for which options may be granted under the Plan from 2,000,000 shares to 6,000,000 shares. The Amendment does not change the Plan in any other manner.

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
The Board believes the increase in the number of shares for which options may be granted under the Plan is necessary to have sufficient options available for grants of options to officers, key employees and consultants, as determined by the Board. Options have been in the past and the Company anticipates that in the future options will be granted to certain officers, directors, consultants and key employees who are in a position to contribute substantially to the growth and success of the Company.

Although stockholder approval of the Amendment is not required under Oklahoma law, such approval is being sought in order to allow certain options granted under the Plan to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), and to permit certain options granted under the Plan to qualify as "performance based compensation" for purposes of Section 162(m) of the Code.

Options granted under the Plan may not be exercised more than five years after the date of grant. The Plan provides that the option price in the case of incentive stock options shall not be less than 100% of the fair market value of the Company's Common Stock at the time the option is granted. In the case of nonqualified stock options, the option price may be less than the fair market value of the Company's Common Stock on the date of grant.

With respect to incentive stock options, in general, for federal income tax purposes under present law:

(i) Neither the grant nor the exercise of an incentive stock option, by itself, will result in income to the optionee; however, under Section 57 of the Code, the excess of the fair market value of the stock at the time of exercise over the option price is an item of tax preference (unless there is a disposition of shares acquired upon exercise of an incentive stock option in the taxable year of exercise) which may, under certain circumstances, result in an alternative minimum tax liability to the optionee under Section 55 of the Code.

(ii) Except as provided in (v) below, if the shares acquired upon exercise of an incentive stock option are disposed of in a taxable transaction after the later of two years from the date on which the option is granted or one year from the date on which such shares are transferred to the optionee, long-term capital gain or loss will be realized by the optionee in an amount equal to the difference between the option price and the amount realized by the optionee.

(iii) If the shares acquired upon exercise of an incentive stock option are disposed of with the two-year period from the date of grant or the one-year period after the transfer of the shares to the optionee:

(a) Ordinary income will be realized by the optionee at the time of such disposition in the amount of the excess, if any, of the fair market value of the shares at the time of such exercise over the option price, but not in an amount exceeding the excess, if any, of the amount realized by the optionee over the option price.

(b) Short-term or long-term capital gain will be realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the shares at the time of such exercise.

(c) Short-term or long-term capital loss will be realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the option price over the amount realized.

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
(iv) No deduction will be allowed to the Company with respect to incentive stock options granted or shares transferred upon exercise thereof, except that if a disposition is made by the optionee within the two-year period or the one-year period referred to above, the Company will be entitled to a deduction, subject to Section 162(m) of the Code, in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionee making the disposition.

With respect to nonqualified stock options granted with an exercise price not less than fair market value, in general, for federal income tax purposes under present law:

(i) The grant of a nonqualified stock option, by itself, will not result in income to the optionee.

(ii) Except as provided in (v) below, the exercise of a nonqualified stock option (in whole or in part, according to its terms) will result in ordinary income to the optionee at the time in an amount equal to the excess (if any) of the fair market value of the stock on the date of exercise over the option price.

(iii) The tax basis of the stock acquired upon exercise of a nonqualified stock option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of such stock, will be the fair market value of the shares on the date of exercise.

(iv) No deduction will be allowable to the Company upon the grant of a nonqualified stock option, but, subject to Section 162(m) of the Code, upon exercise of a nonqualified stock option, a deduction will be allowable to the Company at that time in an amount equal to the amount of ordinary income realized by the optionee exercising such option if the Company deducts and withholds appropriate federal withholding tax.

The Board may at any time amend the Plan or any part thereof as it shall deem advisable. However, no amendment may be made in any option then outstanding under the Plan which would impair the rights of the optionee without the consent of such optionee.

              The Board unanimously recommends a vote FOR Item 5.


                               VOTING PROCEDURES

The vote required for the election of directors is the affirmative vote of the majority of votes of the shares represented at the Annual Meeting. Unless authority to vote for any director is withheld in the proxy, votes will be cast in favor of election of all of the nominees. Votes withheld from election of directors are counted as votes "against" election of directors. The vote required for the approval of the stockholders' proposal is the affirmative vote of a majority of votes of the shares represented at the meeting. If no vote is marked with respect to any matter, the shares will be voted in accordance with the Board of Directors' recommendations. Broker non-votes, if any, will not be counted as shares present at the meeting in respect of each matter voted upon. The percent of votes cast as to each matter is calculated by dividing the number of each of the votes "for," "against," and "abstaining" by the total number of shares represented at the meeting. All shares of Common Stock vote together as one class.


             STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

Any proposals of stockholders intended to be considered by the Company for inclusion in the proxy materials for the 1998 Annual Meeting of Stockholders must be received by the Company by January 31, 1998. Such proposals should be directed to Corporate Vision, Inc., Attention: Secretary, 8908 South Yale Avenue, Suite 360, Tulsa, Oklahoma, 74137. No stockholder proposals were received for inclusion in this Proxy Statement.

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
                               OTHER MATTERS

The Company is not aware of any other business to be represented at the Annual Meeting. However, should any additional matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
The enclosed proxy confers discretionary authority to take action with respect to any additional matters which may come before the meeting.


                            PROXY SOLICITATION

All expenses in connection with solicitation of proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by telephone, telecopy or telegraph by Company officers and employees. Brokers, banks, nominees, fiduciaries and other custodians will be requested to solicit beneficial owners of shares and will be reimbursed for their expenses.


                    ADDITIONAL INFORMATION AVAILABLE

The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain a copy of this report (without exhibits), without charge, by writing to Corporate Vision, Inc., 8908 South Yale Avenue, Suite 360, Tulsa, OK 74137, or by calling (800) 720-2842.


                                						BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ RHONDA R. VINCENT
                                      ----------------------------------
                                						RHONDA R. VINCENT,
                                						Secretary

Tulsa, Oklahoma
May 9, 1997



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